Exhibit 10.1

COMMERCIAL OUTSOURCING SERVICES AGREEMENT

This Commercial Outsourcing Services Agreement (“Agreement”) is entered into as of April 14, 2011 (the “Effective Date”) by INTEGRATED COMMERCIALIZATION SOLUTIONS, INC., a California corporation (“ICS”) and Corcept Therapeutics, INC., a Delaware corporation (the “Company”).

RECITALS

A. Company is, among other things, in the business of manufacturing, selling and distributing pharmaceutical products, including those listed on Schedule A (“Products”);

B. ICS is, among other things, in the business of providing commercialization services for pharmaceutical products;

C. The Company desires to engage ICS as its agent to provide certain commercialization services related to Products pursuant to this Agreement; and

D. ICS desires to provide such commercialization services to the Company as its agent pursuant to this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.	Appointment As Exclusive Agent

The Company hereby appoints ICS as the exclusive provider of Services (as defined in Section 2) for Products sold to the Company’s customers (“Customers”) in the United States, Guam, Puerto Rico and the U.S. Territories during the Term (as defined in Section 4.1), as provided in this Agreement.

2.	Services To Be Performed

2.1 Services. The Company hereby engages ICS to provide the following services with respect to Products (“Services”):

2.1.1 Customer Services as described in Exhibit B.

2.1.2 Warehousing and Inventory Program Services as described in Exhibit C.

2.1.3 Distribution Services as described in Exhibit D.

2.1.4 Warehousing and Distribution of Sample Products as described in Exhibit E.

2.1.5 Marketing Materials Fulfillment Services as described in Exhibit F.

2.1.6 Contract Administration and Chargeback Processing as described in Exhibit G.

2.1.7 Accounts Receivable Management and Cash Applications as described in Exhibit H.

2.1.8 Financial Management Services as described in Exhibit I.

2.1.9 Information Technology Services as described in Exhibit J.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.2 ADR Status. Solely for the limited purpose of compliance with the pedigree requirements of the Prescription Drug Marketing Act and any similar state laws, ICS shall be considered an “Authorized Distributor of Record” for the Products and a third party logistics provider who does not take title to Product or have general responsibility to direct the Product’s sale or disposition. The foregoing shall not be construed in a manner that results in ICS being considered a distributor or wholesaler for any other purpose or under any other law or regulation.

2.3 Taxes. ICS will not be responsible for collection or payment of any Taxes on behalf of the Company.

2.4 Definitions. Capitalized words used without definition in this Agreement will each have the meaning in Schedule C Capitalized words used without definition in this Agreement will each have the meaning in Schedule C.

3.	Compensation - Fees For Services

3.1 Compensation. The Company will compensate ICS for Services in accordance with Schedule B. ICS will provide monthly invoices for fees for Services to the Company, and will bill the Company for any pass through charges monthly or as ICS is billed. The Company will notify ICS of any disputed charges in writing within 30 days of the date of the invoice covering such charges. In the absence of any such notice of dispute, all invoices will be deemed to be correct and due in full within 30 days of the invoice date. If the Company disputes a portion of an invoice, the Company shall pay the undisputed portion of the invoice within 30 days of the invoice date. A late fee of [***] per month (or any portion thereof) will be charged as of the due date on all amounts not paid within [***] days of the invoice date, except any amount disputed by the Company in good faith. If any dispute is resolved in favor of ICS, the Company will pay the applicable late fee on such amount from the original due date.

3.2 Cost Adjustment. If ICS can reasonably demonstrate to the Company that the costs to ICS for providing Services have materially increased (or are reasonably likely to increase materially during the following twelve (12) month period of the Term) as a result of any changes to the contemplated distribution model (including a move to direct-to-physician or drop-ship model) or changes in the Requirements of Law, including the adoption of any new Requirements of Law impacting Services, then ICS may increase the applicable component of the fees for such Services provided in Schedule B (“Cost Adjustment”). ICS will notify the Company of any proposed Cost Adjustment at least [***] days prior to its effective date. All Cost Adjustments will be determined under generally accepted accounting principles (GAAP) and cost allocation methods applied on a consistent basis. If the Company objects to any Cost Adjustment and the parties are unable in good faith to resolve such objection to the reasonable satisfaction of both parties, then either party may terminate this Agreement upon [***] days’ prior written notice to the other party.

3.3 Program Ready Date. If the Company requests that ICS delay the launch of Services [***] days beyond the agreed-upon date on the signatory page (the “Program Launch Date”), the Company will pay ICS a program ready fee and any associated expenses as specified in Schedule B, including reasonable out-of-pocket costs and other expenses. The Company will give ICS at least [***] written notice of changes to the Program Launch Date. Program ready fees will continue until the Program Launch Date. After the Program Launch Date, the Company will pay applicable monthly program fees. For the first month during which Services are provided, ICS will prorate any difference between program ready fees and applicable monthly program fees.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Term And Termination

4.1 Initial Term. This Agreement will be effective as of the Effective Date and will continue for three (3) years (the “Term”) unless sooner terminated in accordance with Section 4. The Term may be extended upon written mutual agreement of the parties, such extension to be negotiated in good faith six (6) months prior to the expiration of the Term.

4.2 Termination For Breach.

4.2.1 If a party fails to pay any amount due to the other party under this Agreement, the other party may provide notice to the non-paying party specifying the amount due and notifying the non-paying party that the other party may terminate this Agreement if the non-paying party fails to pay the amount due within [***] days of the date of the notice. If the non-paying party fails to pay the amount due within [***]days of the date of the notice, the other party may terminate this Agreement immediately and, in such event, shall provide written notice thereof to the non-paying party; provided that if such breach occurs more than [***] times during any [***] period, the non-breaching party may terminate this Agreement upon [***] days’ written notice without any opportunity for cure.

4.2.2 If a party fails to perform any other material obligation under this Agreement, the other party may provide notice to the breaching party describing the breach in detail and notifying the breaching party that the other party may terminate this Agreement if the breaching party’s failure to perform is not cured within [***]days of the date of the notice. If the breaching party’s failure to perform is not cured within [***] days of the date of the notice, then the other party may terminate this Agreement immediately and, in such event, shall provide written notice thereof to the breaching party; provided that (i) if the breaching party has begun to cure a non-monetary breach within such [***] days, but such cure is not completed within such [***] days, the breaching party will have a reasonable time to complete its cure if it diligently pursues the cure until completion, and (ii) if such breach occurs more than [***] times during any [***]period, the non-breaching party may terminate this Agreement upon [***] days’ written notice without any opportunity for cure.

4.3 Termination For Specific Events. Either party may immediately terminate this Agreement upon written notice to the other party upon the other party’s: (a) filing an application for or consenting to appointment of a trustee, receiver or custodian of its assets; (b) having an order for relief entered in Bankruptcy Code proceedings; (c) making a general assignment for the benefit of creditors; (d) having a trustee, receiver, or custodian of its assets appointed unless proceedings and the person appointed are dismissed within [***] days; (e) dissolving its existence under applicable state law; (f) insolvency within the meaning of Uniform Commercial Code Section 1-201 or failing generally to pay its debts as they become due within the meaning of Bankruptcy Code Section 303(h)(1), as amended; or (g) certification in writing of its inability to pay its debts as they become due (and either party may periodically require the other to certify its ability to pay its debts as they become due) (each, a “Bankruptcy Event”). Each party agrees to provide immediate notice to the other party upon a Bankruptcy Event.

4.4 Expenses. Within [***] days of expiration or earlier termination of this Agreement for any reason, the Company will (a) pay ICS any amount owed; (b) return to ICS all hardware, software and other equipment, or pay to ICS the replacement cost of items not returned; and (c) pay non-recoverable expenses for telecommunication, facsimile, postage, shipping and other services incurred by ICS up to the effective date of termination.

4.5 Survival. Accrued payment, indemnity and confidentiality obligations, and any provision if its context shows that the parties intended it to survive, will survive expiration or termination of this Agreement and, except as expressly provided, expiration or termination will not affect any obligations arising prior to the expiration or termination date.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Recalls; Other FDA Issues

5.1 Recalls. If the Company conducts a recall, market withdrawal or field correction of any Products (“Recall”), the Company will conduct the Recall or designate a third party to do so and be responsible for all Recall expenses. ICS will comply with the Company’s reasonable requests in the Recall. If the Recall was not due primarily to ICS’s negligence, the Company will pay or reimburse ICS’s Recall expenses (including reasonable attorneys’ fees). If the Recall was due primarily to ICS’s negligence, ICS will pay or reimburse the Company’s reasonable documented out-of-pocket Recall expenses (including reasonable attorneys’ fees). Each party will use its best efforts to minimize Recall expenses. The Company will notify ICS of any proposed Recall as soon as possible and, in any event, will do so within [***] hours of initiating a Recall.

5.2 Government Notices. Each party will provide the other with a copy of any correspondence or notices it receives from the FDA, DEA or any counterpart state agency specifically relating to Services or relating to a material violation of any kind that is related to the Company or the Product, whether such violation resulted from an act or omission by the Company or by ICS, no later than [***] business days following such receipt. In addition, ICS will provide the Company with any notice relating to Products promptly upon its receipt. Furthermore to the extent the notice is related to the Product, Company will have right to provide input, which ICS will consider in good faith in formulating its response to the government agency. Each party will also provide the other with concurrent copies of any responses to any such correspondence or notices (e.g., such as an FDA 483 notice, warning letters, untitled regulatory letters and establishment inspection reports). Where reasonably possible, ICS will give prior notice to the Company of any scheduled FDA or DEA inspections of ICS’s facilities specifically relating to any Products, and, if reasonably possible, will afford the Company the opportunity to be present at such inspection and to review and contribute to any written response, to the extent permitted by law.

6.	Legal Compliance

6.1 General. During the Term, each party will comply with all Requirements of Law. ICS will comply with Requirements of Law related to storage, handling and distribution of Products. The Company will comply with Requirements of Law related to importation, manufacture, distribution, labeling, storage, sale and handling of Products.

6.2 Other. The Company hereby represents and warrants to ICS that, during the Term (a) no Products delivered by or on behalf of the Company to or on the order of ICS will be, at the time of shipment or delivery, adulterated, misbranded or otherwise prohibited within the meaning of the Act or within the meaning of any applicable state or local law, (b) all Products will be, at the time of shipment and delivery to ICS, merchandise that may be introduced and delivered into interstate commerce under the provisions of Sections 404 or 405 of the Act, (c) all Products will be the subject of a duly approved NDA or ANDA and may be legally transported or sold under Requirements of Law, (d) all Products will have been approved by each applicable Governmental Authority for commercial sale and shipment within the United States and (e) the Company either (i) owns or holds the duly approved Biologics License Application, as such term is used in the Public Health Service Act, Title 21, United States Code, as amended, or the duly approved NDA or ANDA , for each of the Products, or (ii) is otherwise considered the “manufacturer” of all Products within the meaning of any applicable federal, state or local law relating to pedigrees.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Representations And Warranties

7.1 By the Company. The Company represents and warrants to ICS that: (a) it has authority to enter into and perform this Agreement without restriction and this Agreement is a valid and binding obligation of the Company, (b) execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate actions, (c) the Company has and will maintain, in full force and effect, all licenses and permits required under applicable law for the Company to sell and distribute Products under this Agreement, (d) as of the Program Launch Date, there is no proceeding or investigation pending or threatened that questions validity of this Agreement, marketing authorizations related to Products or actions pursuant to this Agreement, (e) Products, or any part thereof, have not been materially adversely affected in any way as a result of any legislative or regulatory change, revocation of the right to manufacture, distribute, handle, store, sell or market them or the Company’s breach of this Agreement, and (f) no approvals, consents, orders or authorizations of or designation, registration, declaration or filing with any Governmental authority (within the United States) are required for Company’s performance of its obligations under this Agreement, other than any approvals already obtained.

7.2 By ICS. ICS represents and warrants to the Company that: (a) it has authority to enter into and perform this Agreement without restriction and this Agreement is a valid and binding obligation of ICS, (b) execution, delivery and performance of this Agreement by ICS has been duly authorized by all necessary corporate actions, (c) ICS has and will maintain in full force and effect, all licenses and permits required under applicable law for ICS to perform the Services under this Agreement, (d) there is no proceeding or investigation pending or threatened that questions validity of this Agreement, ICS’s licenses to warehouse and distribute pharmaceuticals, or any actions pursuant to this Agreement, (e) Products have not been materially adversely affected while in ICS’s possession as a result of any revocation of its licenses or ICS’s breach of this Agreement, and (f) no approval of or filing with any Governmental Authority (within the United States) is required to perform Services, other than any approvals already obtained.

7.3 Notice of Changes. The Company and ICS will give prompt written notice to the other if it becomes aware during the Term of any action or development that would cause any warranty in this Section 7 to become untrue.

8.	Trademarks/Data

Neither party may use the other party’s name, trademarks, service marks, logos, other similar marks, other intellectual property, or other data or information in any manner without its prior written approval, except to satisfy its obligations under this Agreement. Data and information that belong to the Company will be any data and information related to Products (including sales information), except “ICS Data.” ICS Data is data and information that is not specific to Products or the Company and was developed by ICS relating to its processes, reports and services provided to the Company under this Agreement. ICS Data, including information and data relating to any of ICS’s customers and their profiles, belongs to ICS.

9.	Confidentiality

9.1 Existing Agreement. The parties have previously executed a written Confidentiality Agreement (“Confidentiality Agreement”), attached as Schedule E. The parties will abide by its provisions during the Term and for at least [***] years thereafter, regardless of any shorter term in the Confidentiality Agreement. Information disclosed under this Agreement and the terms and conditions of this Agreement (including all attachments) shall be deemed “Confidential Information” under the Confidentiality Agreement.

9.2 Termination. Upon expiration or termination of this Agreement for any reason each party will promptly: (a) return to the other party all documents and other material containing Confidential Information (as defined in the Confidentiality Agreement), including copies, other than those which a party is reasonably required to maintain for legal, tax or valid business purposes; or (b) certify to the other party that it has destroyed all such documentation and other materials.

10.	Remedies

10.1 Generally. Rights and remedies under this Agreement are cumulative and in addition to any other available rights or remedies under any agreement, at law or in equity.

10.2 Equitable Relief. If either party violates or threatens to violate Recall, Legal Compliance, Trademark/Data infringement, Confidentiality or other provisions of this Agreement, the other party may suffer irreparable harm and its remedies at law may be inadequate. Accordingly, the other party may seek equitable relief.

10.3 Breach by the Company. The Company acknowledges the difficulty (if not the impossibility) of ascertaining the amount of damages that would be suffered by ICS if (i) the Company terminates this Agreement without cause or (ii) ICS terminates this Agreement following a breach by the Company. In such event, as compensation and not as a penalty, the early termination fee (the “ETF”) payable to ICS shall be equal to [***] of the aggregate amount of all fees and other sums that, in absence of such breach, would have been paid by the Company to ICS under this Agreement for the remaining months of the Term, with such fees and other sums to be based on the average monthly amount paid or owed by the Company to ICS during the [***] months preceding such breach (or such shorter time as the Agreement has been in effect). The ETF is in addition to any other claims or amounts owed by Company to ICS under this Agreement, including Fees for Services performed and costs incurred prior to the effective date of termination and indemnification obligations under this Agreement and the Continuing Guaranty and Indemnification Agreement referenced in Section 13 below (the “Continuing Guaranty”).

10.4 LIMITATIONS. EXCEPT FOR EACH PARTY’S OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 9, INDEMNIFICATION UNDER SECTIONS 11.1 AND 11.2, AND INTELLECTUAL PROPERTY UNDER SECTION 12:

(A) EXCEPT FOR ANY LIABILITY UNDER SECTION 10.3 ABOVE, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A BREACH OF THIS AGREEMENT;

(B) ANY LOSS DUE TO DAMAGE OR LOSS OF PRODUCTS WILL BE BASED UPON THE COMPANY'S COST OF MANUFACTURING OR ACQUIRING PRODUCTS, NOT ITS SELLING COST; AND

(C) COMPANY UNDERSTANDS AND AGREES THAT IT HOLDS TITLE AND RISK OF LOSS FOR THE PRODUCTS AT THE ICS FACILITY UNDER THIS AGREEMENT. AS A SERVICE PROVICER, ICS DOES NOT ACCEPT LIABILITY FOR DAMAGE OR LOSS

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TO THE PRODUCT WHILE IN THE ICS FACILITY, EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS SUBJECT TO INDEMNIFICATION UNDER SECTION 11.2 BELOW. NOTWITHSTANDING THE FOREGOING, ICS AGREES THAT IF DAMAGE OR LOSS TO PRODUCTS IS CAUSED BY: (1) A BREACH OF THIS AGREEMENT BY ICS, ICS SHALL BE LIABLE FOR SUCH LOSS UP TO A MAXIMUM AMOUNT EQUAL TO THE ETF (AS DEFINED UNDER SECTION 10.3(C) ABOVE); OR (2) ICS’S GROSSLY NEGLIGENT OR WILLFUL ACT OR OMISSION, THEN NO LIMITATION OF LIABILITY SHALL APPLY, EXCEPT FOR THE LIMITATIONS OF SECTIONS 10.4(A) AND (B) ABOVE. COMPANY IS RESPONSIBLE FOR ENSURING THAT IT HAS APPROPRIATE INSURANCE IN PLACE TO PROTECT ITSELF FROM POTENTIAL DAMAGE OR LOSS TO ITS PRODUCTS. THE INSURANCE REQUIRED UNDER SECTION 13 BELOW IS A MINIMUM ONLY, AND ICS DOES NOT REPRESENT OR WARRANT THAT THESE COVERAGES ARE SUFFICIENT FOR COMPANY’S NEEDS.

11.	Indemnification

11.1 By the Company. The Company will defend, indemnify and hold harmless ICS and its Related Parties from and against all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees (collectively, “Claims”) brought by third parties or the Company’s employees caused by or arising from any (a) negligent act or omission of the Company or its Related Parties, (b) failure of the Company to perform its obligations or to comply with Requirements of Law, (c) breach of any warranty made by the Company in this Agreement (d) claims of patent, trademark, copyright or other infringement related to Products, (e) storage, handling, use, non-use, demonstration, consumption, ingestion, digestion, manufacture, production and assembly of Products and their transportation to ICS, or (f) Taxes imposed against ICS or its Related Parties; provided, however, the Company will have no obligations under this Section 11.1 for any Claims to the extent caused by any negligent act or omission of ICS or its Related Parties.

11.2 By ICS. ICS will defend, indemnify and hold harmless the Company and its Related Parties from and against all Claims brought by third parties or ICS’s employees against the Company or its Related Parties caused by or arising from any (a) negligent act or omission of ICS or its Related Parties, (b) failure of ICS to perform its obligations or to comply with Requirements of Law, (c) breach of any warranty made by ICS in this Agreement, or (d) making by ICS of representations or warranties with respect to Products to the extent not authorized by the Company; provided, however, that ICS will have no obligations under this Section 11.2 for any Claims to the extent caused by any negligent act or omission of the Company or its Related Parties.

11.3 Procedures. The obligations and liabilities of the parties with respect to Claims subject to indemnification under this Section 11 (“Indemnified Claims”) will be subject to the following terms and conditions:

11.3.1 The party claiming a right to indemnification hereunder (“Indemnified Person”) will give prompt written notice to the indemnifying party (“Indemnifying Person”) of any Indemnified Claim, stating its nature, basis and amount, to the extent known. Each such notice will be accompanied by copies of all relevant documentation, including any summons, complaint or other pleading that may have been served or any written demand or other document.

11.3.2 With respect to any Indemnified Claim: (a) the Indemnifying Person will defend or settle the Indemnified Claim, subject to provisions of this subsection, (b) the Indemnified Person will, at the Indemnifying Person’s sole cost and expense, cooperate in the defense by providing access to witnesses and evidence available to it, (c) the Indemnified Person will have the right to participate in any defense at its own cost and expense to the extent that, in its judgment, the Indemnified Person may otherwise be prejudiced thereby, (d) the Indemnified Person will not settle, offer to settle or admit liability in any Indemnified Claim without the written consent of an officer of the Indemnifying Person, and (e) the Indemnifying Person will not settle, offer to settle or admit liability as to any Indemnified Claim in which it controls the defense if such settlement, offer or admission contains any admission of fault or guilt on the part of the Indemnified Person, or would impose any liability or other restriction or encumbrance on the Indemnified Person, without the written consent of an officer of the Indemnified Person.

11.3.3 Each party will cooperate with, and comply with all reasonable requests of, each other party and act in a reasonable and good faith manner to minimize the scope of any Indemnified Claim.

12.	Intellectual Property

All concepts, inventions, ideas, patent rights, data, trademarks, and copyrights that are related to Products will remain exclusive property of the Company, except those not specific to Products and that relate to the general processes, reports and services developed by ICS and provided to the Company. Any concepts, inventions, ideas, patent rights, data, trademarks, and copyrights that are developed by ICS that are not specific to Products or that relate to the processes, reports and services developed by ICS will remain the exclusive property of ICS.

13.	Insurance

13.1 By the Company. Within [***] days prior to product launch and for the remainder of the Term, the Company will maintain: (a) casualty and theft or loss insurance in amounts sufficient to protect all Products and other materials consigned to ICS, and (b) products liability and commercial general liability insurance having a limit of not less than [***] per occurrence, Combined Single Limit (Bodily Injury and Property Damage), pursuant to one or more insurance policies with reputable insurance carriers having a Best’s Rating of A VII or otherwise as reasonably approved by ICS. The Company will designate ICS and its Related Parties as “additional insureds” under each such insurance policy. The Company will obtain a broad form vendor’s endorsement for products liability for ICS and its Related Parties. Within [***] days prior to product launch, the Company will provide to ICS a certificate of insurance indicating that such obligations have been satisfied. As a condition precedent to the effectiveness of this Agreement, the Company will execute the form of Continuing Guaranty and Indemnification Agreement attached as Exhibit A.

13.2 By ICS. During the Term, ICS will maintain the following insurance:

13.2.1 Workers’ Compensation. Workers’ compensation statutory coverage as required by law in states where Services are performed;

13.2.2 Employer’s Liability. Employer’s liability insurance with a limit of [***] for bodily injury by accident per person, [***] for bodily injury by accident, all persons and [***] bodily injury by disease policy limit;

13.2.3 General Liability. Commercial general liability insurance, including personal injury blanket contractual liability and broad form property damage, with a [***] combined single limit;

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.2.4 Umbrella Liability. Umbrella liability insurance in the amount of [***] per occurrence and aggregate;

13.2.5 Property Insurance. Property insurance covering the business property of ICS and others while at any unnamed location in the amount of [***]; and

13.2.6 Other. ICS will not be obligated to insure Products against any loss or damage to Products arising from the shipment or storage of Products at the ICS Facility.

13.3 Self-Insurance, The insurance required by Section 13 may be made up through a combination of self-insured retention and traditional insurance.

13.4 Source of Recovery. Except to the extent that ICS is liable for Product damage or loss under Section 10.4(c) above, the Company agrees to look for recovery in respect of any such loss or damage solely to the casualty and theft or loss insurance provided by the Company in accordance with Section 13.1 of this Agreement.

13.5 Notice and Proof of Insurance. Throughout the Term, ICS will (a) provide prompt written notice to the Company in the event ICS becomes aware or is notified that the insurance described in Section 13.2 will be materially adversely modified or cancelled and (b) provide the Company with proof of such insurance.

14.	Notices

Notices will be in writing and will be delivered personally (which will include delivery by courier or reputable overnight delivery service) or sent by certified mail, postage and fee prepaid, return receipt requested, to the address on the signature page. Items delivered personally will be deemed delivered on the date of actual delivery. Items sent by certified mail will be deemed delivered on the date the return receipt is signed. A party may change its contact information by a written notice delivered in accordance with this Section 14.

15.	Governing Law

This Agreement and the rights and obligations of the parties under this Agreement will be construed and interpreted under the internal laws of the State of Texas, excluding its conflict and choice of law principles. The successful party in any legal action arising out of this Agreement, including enforcing its rights in a bankruptcy proceeding, may recover all costs, including reasonable attorneys’ fees.

16.	Severability

If any court determines a provision of this Agreement is invalid, such holding will not affect the validity of other provisions and they will remain in effect.

17.	Complete Agreement; Amendments; Counterparts; Waivers; Signatures.

This Agreement and its schedules and exhibits, including the Confidentiality Agreement and Continuing Guaranty, contain the entire agreement between the parties and supersede any prior oral and written representations by the parties that relate to the subject matter of this Agreement. This Agreement may not be amended, supplemented or waived in any respect without written agreement of both parties, signed by their respective authorized representatives. This Agreement may be executed in one or more counterparts, which will together constitute but one agreement and each of which will be an original. A party’s failure to insist, in one or more instances, upon performance of any provision of this Agreement will not be construed as a waiver of its right and the other party’s obligations will continue in full force. Either party’s consent to any act by the other party on any occasion will not be deemed consent on any other occasion. Facsimile transmissions bearing a party’s signature will for all purposes be deemed an original.

18.	Force Majeure

If the performance of any part of this Agreement by any party will be affected for any length of time by fire or other casualty, government restrictions, war, terrorism, riots, strikes or labor disputes, lock out, transportation delays, electronic disruptions, internet, telecommunication or electrical system failures or interruptions, and acts of God, or any other cause which is beyond control of a party (financial inability excepted), such party will not be responsible for delay or failure of performance of this Agreement for such length of time, provided, however, (a) the affected party will cooperate with and comply with all reasonable requests of the non-affected party to facilitate Services to the extent possible, and (b) the obligation of one party to pay amounts due to any other party will not be subject to the provisions of this Section.

19.	Interpretation

Each party to this Agreement (i) has participated in the preparation of this Agreement, (ii) has read and understands this Agreement, and (iii) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party represents that this Agreement is executed voluntarily and should not be construed against a party solely because it drafted all or a portion of this Agreement. Headings of the various Sections are not part of the context of this Agreement, and are only labels to assist in locating those Sections, and will be ignored in construing this Agreement. When this Agreement requires approval of one or more parties, such approval may not be unreasonably withheld or delayed. Words, regardless of the number and gender specifically used, will be construed to include any other number, singular or plural, and any gender, masculine, feminine, or neuter, as the context requires. “And” includes “or.” “Or” is disjunctive but not necessarily exclusive. “Including” means “including but not limited to.”

20.	Successors

The Company may not assign this Agreement or any of its rights or obligations without ICS’s prior written consent. Upon consent, this Agreement will be binding upon the successor party. Such consent shall not be unreasonably withheld.

21.	Relationship Of The Parties

Neither party has any ownership interest in the other and their relationship, as established by this Agreement, is that of agent and master within the confines of the terms of this Agreement. Other than such limited agency, this Agreement does not create any partnership, joint venture or similar business relationship between the parties. Notwithstanding the limited agency created hereunder, each party will remain fully responsible for its actions and the actions of its Related Parties not specifically related to this Agreement.

22. Implementation Costs. Upon execution of this Agreement by the Company, the Company shall pay ICS half of the Implementation Fee on Schedule B ([***]). The Company shall pay the remaining half of the Implementation Fee [***] to ICS on the date on which ICS provides notice that it has achieved launch-ready status.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have had a duly authorized officer, partner or principal execute this Commercial Outsourcing Services Agreement as of the Effective Date.

COMPANY: Corcept Therapeutics		INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.

By:	/s/ Joseph K. Belanoff	By:	/s/ Doug Cook

Name:	Joseph K. Belanoff	Name:	Doug Cook

Title:	CEO	Title:	VP, General Manager

Address:	149 Commonwealth Drive Menlo Park, CA 9402	Address:	Attn: Executive Vice President and General Manager 3101 Gaylord Parkway Frisco, TX 75034
with a copy to: AmerisourceBergen Specialty Group, Inc. Attn: Group Counsel, 1N-E186 3101 Gaylord Parkway Frisco, TX 75034

Program Launch Date: December 31, 2011
[If blank, the Program Launch Date will be 60 days after the Effective Date]

LIST OF SCHEDULES AND EXHIBITS

[Note: This list is to be revised in accordance with the actual Schedules and Exhibits used for each client agreement.]

Schedules:

Schedule A	Description of Products
Schedule B	Summary of Fees
Schedule C	Additional Definitions
Schedule D	Example of Price Adjustment Calculation
Schedule E	Copy of Executed Confidentiality Agreement

Exhibits:

Exhibit A	Continuing Guaranty and Indemnification Agreement
Exhibit B	Customer Services
Exhibit C	Warehousing and Inventory Program Services
Exhibit D	Distribution Services
Exhibit E	Warehousing and Distribution of Sample Products
Exhibit F	Marketing Materials Fulfillment Services
Exhibit G	Contract Administration and Chargeback Processing
Exhibit H	Accounts Receivable Management and Cash Applications
Exhibit I	Financial Management Services
Exhibit J	IT Services

SCHEDULE A

DESCRIPTION OF PRODUCTS

Description	NDC Number

Corlux	TBD

Samples

Free Goods

SCHEDULE B

SUMMARY OF FEES

Fee	Amount	Description

3PL Services

Development and Implementation	[***]

•   Hiring and training of staff

•   ERP system set up

•   Project management time for implementation

•   Data interface design and testing **Should data file transfer custom development be required, additional fees will apply at the per hour rate

•   Corcept-specific telecommunications set up

•   Creation of a Corcept-specific DataMart and RealTime Web Portal

•   852/867 Service Support set up

•   If a website is developed for ordering marketing materials, there will be an additional one-time fee of $10,000

Stand-Ready Fee	[***]month	Monthly fee assessed if Program Launch Date is delayed.

Monthly Management Fee

Customer Service	[***]	• Address customer inquiries as Corcept

Warehouse & Distribution		• Manage Customer Relationship

Returns Management	[***]	• Account Set Up

Finance	[***]	• License Verification

Information Technology & Reporting Chargeback Management Sample Management Marketing Material Management	[***]

•   Order Processing

•   Sample Order Processing

•   Marketing Material Order Processing

•   Returns

•   Product Inquiries

•   Inventory pick, pack and ship from ICS distribution center

•   Corcept-Branded Packing Slips

•   Daily Cycle Counts

•   One Physical Inventory Count per annum

•   Inventory Management

•   Invoicing as Corcept

•   Establish Credit Limits

•   Process Returns

•   Call Triage

•   Accounts Receivable Management

•   Collections

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fee	Amount	Description

•   Debit memo processing

•   Reconciliation reporting

•   Chargeback processing and System Maintenance

•   Maintenance of Corcept specific DataMart and web reporting tool

•   Maintenance of Business Objects for web reporting

•   Future upgrades to ICS’ software

•   Includes two licenses to Business Objects reporting tool

Customer Service Fees

Order Processing Fee	[***] [***] [***]

Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.

Electronic orders are those that are imported into the system automatically without manual intervention from customer service.

Customer Setup Fee	[***]	Assessed for every new account setup completed for an authorized Corcept customer. This includes license receipt and verification after initial launch setup.

Account Maintenance/ License Updates	[***]	Fee to perform any type of account update or to update license on account.

Drop Shipment Surcharge	[***]	Assessed in addition to Per Order fees outlined above, when drop shipments are requested. Drop Shipments are defined as shipments that are shipped directly to an end customer of the wholesaler, and invoiced directly to the wholesaler.

Allocation Fee	[***]	Order allocations encompass any inbound orders to ICS that needs to have original conditions revised and/or altered (i.e. manual intervention) as opposed to allowing the order to automatically flow through the order process system. An example of an allocation would be a backorder situation.

Rush Order	[***]	Orders that are received and processed between 3:00 p.m. and 5:00 p.m. ET, at the request of the Corcept.

Emergency Order	[***]	Emergency shipments are defined as any order received outside of scheduled working hours (currently M-F 8:00 a.m. to 5:00 p.m. ET) requiring ICS staff to return to the ICS facility to process the order within the same day.

International Order	[***]	Fee applied in addition to any order processing fees.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fee	Amount	Description

Warehouse & Distribution Fees

Product Storage	[***]	Monthly fee for controlled temperature pallet storage.

Order Processing Fees Ambient Trade Product	[***] [***] [***] [***] [***] [***]

Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.

Line is defined as each SKU or product line picked on the order.

Unit is defined as each unit of measure picked on the order.

Sample/Marketing Distribution Ambient	[***] [***] [***]

Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.

Line is defined as each SKU or product line picked on the order.

Pick is defined as each unit of measure picked on the order.

Receiving Fee	[***]	Fee assessed each pallet received into the warehouse.

Shipping Fee	[***]	Fee assessed each pallet shipped from the warehouse.

Bulk Shipments	[***]	Fee for LTL shipments; replaces smaller shipper fees below.

Packing Supplies	[***]	Any packing materials that ICS must provide for the Corcept to ship Commercial and Non-Commercial Products.

Freight	[***]	ICS will share AmerisourceBergen Corporation (ABC) discounted rates with Corcept with a mark-up of 10%.

Finance

Invoice Processing	[***]	Fee for sending invoice (electronic or paper) to customer, collection efforts and cash posting.

Credit/Rebill Transactions	[***]	Any Corcept requested credit or rebill transactions keyed in the system.

Credit Verification Reports – Dun & Bradstreet	[***]	Any Corcept requested credit report. Dun & Bradstreet (D&B) typically tracks information for corporate customers.

Credit Verification Reports – Experian	[***]	Any Corcept requested credit report. Experian typically tracks information for individual customers such as physicians.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fee	Amount	Description

Returns Management

RGA Initiation	[***] [***]	RGA: Returned Goods Authorization. Fee for processing return request from customer and sending the customer an RGA.

Return Processing	[***]	Receipt of physical return at the distribution center. Fee includes itemizing contents of the return

Partial Return Processing	[***]	Fee applied in addition to Return Processing fee for handling and counting partial containers.

Returns Storage	[***]	Monthly fee for controlled room temperature pallet storage.

Contract and Chargeback Management

Chargeback Processing – Manual	[***]	Each SKU is considered a line. If customers cannot send information electronically, they will mail information for manual processing. ICS and Customer must have copies of contracts in order to process chargebacks without manual intervention.

Chargeback Processing – Electronic	[***]	Each SKU is considered a line. Customers will typically send chargebacks electronically according to HDMA standards.

Membership Additions	[***]	Fee to add members to an account.

Contract Setup	[***]	Fee to add new contract to client account.

Contract Updates	[***]	Fee assessed any time an account requires a change or update to an existing contract.

Information Technology and Reporting

852/867: ABC, CAH, MCK	[***]	Maintenance and mapping of the 852 and 867 reporting.

Custom Reports	[***]	Fee for reports created that are not part of the standard reports provided by ICS. Hourly report creation fees assessed for initial report creation but not thereafter for running the same report.

Custom Development Services	[***]	Fee for customized processes developed at the request of Corcept. Hourly fees will be assessed and approved by Corcept before development work is to begin.

Additional Fees

Product Destruction	[***]	Destruction of product per Corcept request and instruction.

FedEx/UPS/Postage Expenses	[***]	Freight expenses for shipments of documents or any other shipments related to daily operations on behalf of Corcept.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fee	Amount	Description

Pre-Approved Assessorial Labor Charge – Warehouse	[***]	This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Corcept must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – Office Staff	[***]	This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Corcept must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – QC, Management	[***]	This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Corcept must provide prior approval before assessorial labor takes place.

ICS Travel	[***]	This is for Corcept requested travel. Corcept must provide prior approval before travel takes place.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE C

ADDITIONAL DEFINITIONS

“Act” means the Federal Food, Drug and Cosmetic Act, Title 21, United States Code, as amended, and the regulations promulgated thereunder.

“ANDA” means an Abbreviated New Drug Application as defined in and contemplated by the Act.

“Customer” is defined in Agreement Section 1.

“DEA” means the United States Drug Enforcement Administration.

“FDA” means the United States Food and Drug Administration.

“Governmental Authority” means any nation, government, state or other political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“ICS Facility” means the facility located at 420 International Blvd. Suite#500, Brooks, KY 40109 or 5360 Capital Court #102, Reno, NV 89502.

“NDA” means a New Drug Application as defined in and contemplated by the Act.

“Person” means any corporation, natural person, the Company, entity, firm, joint venture, partnership, trust, unincorporated organization, or Government Authority.

“Products” is defined in Agreement Recital A.

“Related Parties” means the subsidiaries, parents, affiliated companies, officers, directors, employees, independent contractors, representatives, shareholders, trustees and agents of any Person.

“Requirements of Law” means any law (including consumer law), treaty, rule or regulation or a final and binding determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Services” is defined in Agreement Section 2.1.

“Taxes” means any and all liabilities, losses, expenses, and costs of any kind whatsoever that are, or are in the nature of taxes, fees, assessments, or other governmental charges, including interest, penalties, fines and additions to tax imposed by any federal, state or local government or taxing authority in the United States on or with respect to: (a) the Agreement or any related agreements or any future amendment, supplement, waiver, or consent requested by the Company or any required by the Agreement with respect to the execution, delivery or performance of any thereof, or the issuance, acquisition or subsequent transfer thereof, (b) the return, acquisition, transfer of title, storage, removal, replacement, substitution, purchase, acceptance, possession, rejection, ownership, delivery, non-delivery, use, operation, sale, abandonment, redelivery or other disposition of any interest in Products or any part thereof, (c) the receipts or earnings arising from any interest in Products or any part thereof, (d) any payment made pursuant to this Agreement or to any Products, or (e) otherwise as a result of or by reason of the transactions contemplated by this Agreement, excluding, however, taxes imposed upon ICS that are based upon or measured by gross or net income and any franchise Taxes of ICS or any personal property taxes for Products or equipment owned by ICS.

“Term” is defined in Agreement Section 4.1.

SCHEDULE D

COPY OF EXECUTED CONFIDENTIALITY AGREEMENT

MUTUAL NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement is made as of March 22, 2011 (“the Effective Date) between AmerisourceBergen Specialty Group, Inc., with offices at 3101 Gaylord Parkway, Frisco, TX 75034 and Corcept Therapeutics, Inc., with offices at 149 Commonwealth Drive, Menlo Park, CA 94025.

Background

The parties are interested in evaluating a potential venture relating to warehousing, distribution and other commercial services (the “Venture”). In order to facilitate such evaluation, either party (“Disclosing Party”) may disclose to the other party (“Recipient”) certain of its confidential or proprietary information.

1. Definition of Confidential Information. “Confidential Information” means any confidential or proprietary information that is disclosed or made available by Disclosing Party to Recipient, whether in writing or other tangible form, orally or otherwise. Confidential Information includes (a) information about processes, systems, strategic plans, business plans, operating data, financial information and other information and (b) any analysis, compilation, study or other material prepared by Recipient (regardless of the form in which it is maintained) that contains or otherwise reflects any information disclosed or made available by Disclosing Party to Recipient.

2. Exclusions from Confidential Information. Confidential Information does not include information that:

(a) at the time of disclosure to Recipient, is generally available to the public;

(b) after disclosure to Recipient, becomes generally available to the public other than as a result of a breach of these provisions by Recipient (including any of its affiliates);

(c) Recipient can establish was already in its possession at the time the information was received from Disclosing Party if its source was not known by Recipient to be bound to an obligation of confidentiality with respect to such information;

(d) Recipient receives from a third party if its source was not known by Recipient to be bound to an obligation of confidentiality with respect to such information; or

(e) Recipient can establish was developed independently by Recipient without use, directly or indirectly, of any Confidential Information.

3. Limitations on Disclosure and Use. Confidential Information must be kept strictly confidential and may not be disclosed or used by Recipient except as specifically permitted by this Agreement or as specifically authorized in advance in writing by Disclosing Party. Recipient may not take any action that causes Confidential Information to lose its confidential and proprietary nature or fail to take any reasonable action necessary to prevent any Confidential Information from losing its confidential and proprietary nature. Recipient will limit access to Confidential Information to its employees, officers, directors or other authorized representatives (or those of its affiliates) who (a) need to know such Confidential Information to participate in evaluating the Venture and (b) are obligated to

Recipient to maintain Confidential Information under terms and conditions at least as stringent as those under this Agreement. Recipient will inform all such persons of the confidential and proprietary nature of Confidential Information and will take all reasonable steps to ensure they do not breach their confidentiality obligations, including taking any steps Recipient would take to protect its own similarly confidential information. Recipient will be responsible for any breach of confidentiality obligations by such persons.

4. Ownership. All Confidential Information and deviations of Confidential Information will remain the sole and exclusive property of Disclosing Party and, except as provided, no license or other right to it will be implied by this Agreement. If Recipient has prepared any analysis, compilation, study or other material (regardless of form) that contains or otherwise reflects any Confidential Information, then such material will be owned solely by Disclosing Party and treated as its Confidential Information under this Agreement.

5. No Representations or Warranties. Recipient acknowledges that Disclosing Party makes no representations of warranties, express or implied, as to the accuracy or completeness of Confidential Information and Recipient agrees that Disclosing Party will have no liability for any errors or omissions in such information.

6. Return or Destruction of Confidential Information. Upon Disclosing Party’s request, Recipient will promptly deliver to Disclosing Party or destroy all Confidential Information (including material that contains or otherwise reflects Confidential Information) in its custody or control and will deliver it to Disclosing Party within ten (10) business days after such request or deliver a written statement from a corporate officer certifying it has destroyed all of Disclosing Party’s Confidential Information. Unless authorized in writing by Disclosing Party Recipient will not retain any copy, extract or summary of Confidential Information (including material that contains or otherwise reflects Confidential Information). The obligation to destroy or return shall not apply to Confidential Information that is stored on back-up tapes and similar media that are not readily accessible to Recipient.

7. Equitable Relief. Each party acknowledges that, when it is Recipient, money damages would not be a sufficient remedy for Disclosing Party in the event of any breach of these provisions and that Disclosing Party is entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Recipient further agrees to waive any requirement for the posting of any bond in connection with any such remedy. Such remedy will be in addition to any other available remedies at law or in equity.

8. Disclosures Required by Law. If Recipient is required by law to disclose any Confidential Information, Recipient will give Disclosing Party prompt notice and will use all reasonable means to obtain confidential treatment for any Confidential Information that it is required disclose before making any such disclosure. If Recipient cannot assure confidential treatment and it has exhausted all reasonable efforts to do so, Recipient may disclose Confidential Information to the extent it is required by law to disclose the information it discloses. Notwithstanding the foregoing, Disclosing Party may request Recipient to take additional steps to seek confidential treatment before Recipient discloses Confidential Information even though Recipient has otherwise exhausted all reasonable efforts to do so. In such event, Recipient will undertake such additional steps at Disclosing Party’s expense.

9. Term of this Agreement. This Agreement covers Confidential Information that is disclosed by Disclosing Party to Recipient until the first anniversary of the Effective Date. Recipient’s obligation to protect Confidential Information disclosed during such one-year period expires three years from the Effective Date.

10. Subsequent Agreement. If the patties pursue the Venture, they anticipate entering into a definitive agreement that will set forth their respective obligations. Such agreement may incorporate this Agreement by reference, may supplement or modify it or may supersede it.

11. Governing Law; Jurisdiction; Attorneys’ Fees. Internal law of the State of Texas applies to this Agreement. Each of the parties agrees that any legal or equitable action relating to this Agreement shall be brought, and each of the parties consents to personal jurlsdictlon1 in any court of general jurisdiction in Collin County, Texas, and waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such court. The successful party in any legal action arising our of this Agreement may recover all costs, including reasonable attorneys’ fees.

12. Notices. Any notice required or permitted under this Agreement will be in writing and will be effective upon actual receipt. Notices shall be sent to the addresses set forth in the introductory paragraph of this Agreement, and a copy of any notice to AmerisourceBergen Specialty Group, Inc. shall also be sent to AmerisourceBergen Specially Group, Inc., Attn: Group Counsel, lN-El86, 3101 Gaylord Parkway, Frisco, TX 75034.

13. Interpretation. This Agreement is the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement, written or oral. This Agreement will bind and benefit the parties and their successors. This Agreement may be assigned by AmerisourceBergen Specialty Group, Inc. to any affiliate hut may not be otherwise assigned without the consent of the other party, which consent will not be unreasonably withheld. For purposes of Agreement, “affiliate” means any company or person that directly or indirectly controls, is controlled by or under common control with the referenced party, as the case may be. If any provision is invalid, validity of remaining provisions will not be affected. This Agreement may not be amended or modified except in a writing signed by both paties. Any waiver or delay by any party in enforcing this Agreement will not deprive it of the right to take appropriate action at a later time or due to another breach. Captions in this Agreement are intended for convenience of reference only. Words, regardless of the number and gender specifically used, will be construed to include any other number, singular or plural, and any gender, masculine, feminine, or neuter, as the context requires. “And” includes “or.” “Or” is disjunctive but not necessarily exclusive. “Including” means “including but not limited to.” This Agreement may be executed in counterparts. Any provision of this Agreement may survive this Agreement’s expiration or earlier termination if its context shows that the parties intended it to survive.

IN WITNESS WHEREOF, the parties have executed this Mutual Non-Disclosure Agreement as of its Effective Date.

AmerisourceBergen Specialty Group, Inc.		Corcept Therapeutics, Inc.

By:	/s/ James D. Frary	By:	/s/ Joseph K. Belanoff

Title:	James Frary	Title:	Joseph K. Belanoff, M.D.

Title:	President, ABSG	Title:	Chief Executive Officer

EXHIBIT A

CONTINUING GUARANTY AND INDEMNIFICATION AGREEMENT

The undersigned does hereby guarantee to AmerisourceBergen Corporation and each of its subsidiary companies and their successors that any food, drugs, devices, cosmetics, or other merchandise (“Products”) now or hereafter shipped or delivered by or on behalf of the undersigned, its subsidiaries, divisions, affiliated companies and representatives (“Guarantors”) to or on the order of AmerisourceBergen Corporation or any of its subsidiaries will not be, at the time such shipment or delivery, adulterated, misbranded, or otherwise prohibited under applicable federal, state and local laws, including applicable provisions of the Federal Food, Drug and Cosmetic Act, 21 U.S.C.A. §301 et seq., (“FDCA”), and Sections 351 and 361 of the Federal Public Health Service Act, 42 U.S.C.A. §§ 262 and 264, and their implementing regulations (“Applicable Laws”), each as amended and in effect at the time of shipment or delivery of such Products; and such Products are not, at the time of such shipment or delivery, merchandise which may not otherwise be introduced or delivered for introduction into interstate commerce under Applicable Laws, including FDCA section 301 (21 U.S.C.A. §331); and such Products are merchandise which may be legally transported or sold under the provisions of any other applicable federal, state or local law; and Guarantors guarantee further that, in the case of food shipments, only those chemicals or sprays approved by federal, state or local authorities have been used, and any residue in excess of the amount allowed by any such authorities has been removed from such Products.

Guarantors hereby agree to defend, indemnify and hold AmerisourceBergen Corporation and each of its subsidiaries harmless against any and all claims, losses, damages, and liabilities whatsoever (and expenses connected therewith, including counsel fees), arising as a result of (a) any actual or asserted violation of Applicable Laws or by virtue of which Products made, sold, supplied, or delivered by or on behalf of Guarantors may be alleged or determined to be adulterated, misbranded or otherwise not in full compliance with or in contravention of Applicable Laws, (b) possession, distribution, sale and/or use of, or by reason of the seizure of, any Products of Guarantors, including any prosecution or action whatsoever by any governmental body or agency or by any private party, including claims of bodily injury, death or property damage, (c) any actual or asserted claim that Guarantors’ Products infringe any proprietary or intellectual property rights of any person, including infringement of any trademarks or service names, trade names, trade secrets, inventions, patents or violation of any copyright laws or any other applicable federal, state or local laws, and (d) any actual or asserted claim of negligence, willful misconduct or breach of contract. Guarantors further agree to maintain primary and noncontributing Products Liability Insurance of not less than U.S. $5,000,000.00 per occurrence, Combined Single Limit (Bodily Injury and Property Damage) including AmerisourceBergen Corporation and its subsidiary companies and their successors as Additional Insureds, including a Broad Form Vendors Endorsement, with provision for at least 30 days’ prior written notice to the Additional Insureds in the event of cancellation or material reduction of coverage, and upon request promptly submit satisfactory evidence of such insurance. All insurance coverage must be with a carrier and in a form acceptable to AmerisourceBergen Corporation, at its sole discretion, including any deductible or self-insurance risk retained by Guarantors. In combination with significant excess liability insurance, any retained risk must be commercially reasonable, actuarially sound and acceptable to AmerisourceBergen Corporation, at its sole discretion. Each Guarantor warrants that its assets are sufficient to cover any self-insurance liability it assumes under this Agreement. Provisions in this Continuing Guaranty and Indemnification Agreement are in addition to, and not in lieu of, any terms set forth in any purchase orders accepted by Guarantors or any separate agreement entered into between AmerisourceBergen Corporation or any of its subsidiaries or their successors and Guarantors. In the event of any conflict between the language of such other documents and the language set forth herein, the language herein shall be controlling.

By:	/s/ Joseph K. Belanoff, M.D.

Name:	Joseph K. Belanoff, M.D.

Title:	CEO

Date:	4/27/11

EXHIBIT B

CUSTOMER SERVICES

ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. ICS, as agent of the Company, will develop, operate and maintain an Integrated Access Center (“Access Center”) to manage the comprehensive distribution Services related to Products described herein (“Customer Services”) for the Company. ICS agrees to develop the Access Center and provide the Customer Services for the fees listed in Schedule B.

2. The Access Center includes the following:

2.1	A fully-integrated telecommunications and information system that will capture and manage key data from each Customer requesting information or specific services relating to Products;

2.2	A toll-free Company-dedicated telephone and fax number solely for the Access Center, with all costs being the Company’s responsibility;

2.3	The capability to handle queries about Products related to order processing and account management; and

2.4	The capability to triage queries.

3. ICS, as agent of the Company, will retain, train and manage appropriate staff personnel to operate the Access Center. Responsibilities of Access Center personnel will be to:

3.1	Receive orders via Electronic Data Interchange (“EDI”), facsimile, email, mail or telephone, and (b) be available from 8:00 a.m. to 5:00 p.m. (Central) to receive orders or triage calls to the Company as necessary;

3.2	Receive EDI orders from the Company or its Customers. Upon receipt, ICS will:

3.2.1	Verify that product order file processed from customer and into ICS’ ERP system;

3.2.2	Review EDI order processing error logs and communicate any non-processed orders and reasons to the Company or its Customers; and

3.2.3	Take appropriate action based on direction from the Company to resolve any issues and re-enter orders or order files into the ERP for processing;

3.3	Generate and issue packing slips for the sale of Products sold under this Agreement;

3.4	Manage the process of issuing Product return authorizations and Product destruction authorizations in accordance with the Company’s policies that have been provided to ICS, and coordinate shipment of Product for destruction;

3.5	Set up customer accounts for Customers eligible to purchase from the Company according to parameters provided by the Company, and the Company will periodically supply ICS with its written criteria, as amended from time to time, for all Customer eligibility; and

3.6	At the Company’s prior written request, verify that such Customers meet the Company’s eligibility criteria by:

3.6.1	Credit verification using approved agencies and establishment of credit limits based on the Company’s guidance;

3.6.2	Verification of licenses (including verification of DEA and state controlled substances, regulatory licenses and registrations when filling orders of controlled substances); and

3.6.3	License verification using the NTIS database augmented by a copy of the Customer license if necessary; and

3.7	Obtain Proofs of Deliveries (PODs) for the Company.

4. Order allocations encompass any inbound orders to ICS that need to have original conditions reviewed and/or manipulated as opposed to allowing the order to flow freely through the order process system. All allocated orders shall be filled in accordance with the Company’s written instructions.

5. An order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for such order.

6. The following services are not a part of Customer Services normally provided in the Access Center:

6.1	Product substitution relating to backorder management:

6.2	Stock allocation of Product to the Company’s Customer base:

6.3	Arranging for the re-distribution of Product within the Company’s Customer base; or

6.4	Any services not identified in paragraphs 1 through 3 of this Exhibit B.

EXHIBIT C

WAREHOUSING AND INVENTORY MANAGEMENT SERVICES

ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. ICS will warehouse and inventory Products at the ICS Facility.

2. ICS will visually inspect each shipment of Product for external container or package damage or loss in transit (based upon records provided to ICS by the Company)

3. ICS will promptly notify the Company upon ICS’s discovery of any damage or loss to Product.

4. ICS will quarantine Product upon receipt and will release Product to salable inventory status within twenty-four (24) hours of written authorization from the Company.

5. ICS will store all Product in compliance with current good manufacturing practice regulations and guidelines and other requirements of the FDA, the U.S. Drug Enforcement Administration (including maintaining required registrations, licenses and other authorizations, observing all DEA security standards and timely filing any necessary ARCOS reports and other DEA forms, including DEA form 222), all other applicable Requirements of Law and in accordance with the Company’s written instructions, if any.

6. The Company will pay all costs, charges, expenses and import and export duties for delivery and transportation of Product to and from an ICS Facility; provided that ICS shall be responsible for the costs of any transfers of Product from one ICS Facility to another ICS Facility that are initiated by ICS and not requested by the Company.

EXHIBIT D

DISTRIBUTION SERVICES

ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. Distribution. ICS shall provide the following distribution tasks:

1.1	ICS shall use its best efforts to ensure that Products will be distributed by trained personnel either in corrugated boxes obtained by ICS or in the corrugated boxes in which Products are packaged by the manufacturer.

1.2	ICS shall use it best efforts to ship Products within [***] of receipt of orders by ICS unless otherwise specified under the terms of this Agreement. ICS will not be required to ship within [***] if the aggregate of the orders transmitted to ICS on a single day exceed the number of average daily orders received by ICS for the previous [***]of the total of such orders. ICS will ship Product to the [***] will ship out of the ICS Facility on the same day the order is received.

1.3	ICS shall ship Veterans Administration and other government orders direct or to the designated PPV (Preferred Pharmaceutical Vendor).

1.4	ICS shall distribute bulk shipments by a designated carrier using carrier bulk shipment terms.

1.5	ICS shall use its best efforts to ensure that Products are distributed on a FEFO (first expired/first out) basis unless otherwise directed by the Company in writing.

1.6	At the prior written request of the Company, ICS shall deliver Products as a drop ship to Customers and billed to the designated wholesaler.

1.7	ICS shall use its best efforts to ensure that non-EDI orders received by ICS during standard warehouse hours of shipping (currently M-F 8:00 a.m. to 3:00 p.m. Eastern, except holidays) will be filled [***]. ICS shall also use its best efforts to ensure that orders received after this agreed upon cut-off time will be processed no later than the next business day. ICS shall use its best efforts to ensure that EDI orders will be processed within [***] to ICS. ICS will not be obligated to fulfill order within such time periods if orders received by ICS on a single day exceed the number of average daily orders received by ICS for the previous [***] of the total of such orders.

1.8	At the Company’s request, ICS shall provide a “Rush Order” service for specific order or orders to be processed and shipped the same day; provided however, that such services are dependent on ICS's ability to perform based upon order receipt time, ICS personnel, and transportation carrier availability. Such orders shall be subject to the Company’s payment of the additional fees pursuant to Schedule B.

1.9	At the Company’s request, ICS shall provide “Emergency Order” services, defined as any order received outside of scheduled working hours (currently M-F

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8:00 a.m. to 5:00 p.m. Eastern Time) requiring ICS staff to return to the ICS Facility to process the order within the same day. Such Emergency Order services will be subject to additional fees pursuant to Schedule B. ICS shall clearly identify any such orders to the Company at the time of the Company’s request.

2. Inventory. ICS will be responsible for the following inventory tasks:

2.1	ICS shall receive Products from the Company or a Company designee.

2.2	ICS shall ensure that any end of lot discrepancies evidenced by a difference in physical to book inventory as noted during Product distribution will trigger inventory counts and reconciliation by ICS to verify and determine, where possible, the cause for the discrepancy.

2.3	ICS shall provide the Company, at ICS’s expense, [***] physical product inventory per calendar year and routine cycle counts. ICS shall perform additional physical product inventories upon the Company’s request and for an additional labor charge. Any such additional physical inventory requested by the Company will be scheduled based upon a written request from the Company and a mutually agreed upon inventory date.

2.4	ICS shall obtain any required packaging materials for distribution the cost of which shall be passed through to the Company pursuant to Schedule B.

2.5	ICS shall pay all labor costs for warehouse personnel providing the Services.

2.6	ICS shall provide tracking for all shipments as required by the Company;

2.7	ICS shall pay for all security costs for the ICS Facility and any other warehouse locations where Products may be stored in accordance with the terms of this Agreement.

2.8	ICS shall process returns within seven business days of receipt at the ICS Facility.

2.9	ICS shall ship outdated/damaged Products to a site reasonably designated by the Company for disposal. All transportation and destruction costs will be borne by the Company pursuant to Schedule B.

2.10	ICS shall not responsible for maintaining inventory levels for Product fulfillment.

3. Product Title. The Company will at all times retain title to all of Products under this Agreement.

4. Exclusions. The following services will not be provided by ICS or included as Distribution Services under the terms of this Agreement:

4.1	Processing of Department of Transportation hazardous materials.

4.2	Re-stacking of inbound Products required at the ICS Facility.

4.3	Any other special labeling or packaging required for Products on or for shipments leaving the ICS Facility.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

WAREHOUSING AND DISTRIBUTION OF SAMPLE PRODUCTS ( IF APPLICABLE)

ICS shall perform the following Services on and after the Effective Date during the Term of the Agreement. The parties’ respective obligations are set forth below.

1. Sample Products. “Sample Products” shall mean [INSERT PRODUCT NAME], which is not intended to be sold and shall be re-labeled as such and is given to customers free of charge to promote sales.

2. Storage and Shipment of Samples. ICS will warehouse, inventory and distribute Samples and Free Goods consistent with standards for warehousing, inventory and distributing Services under Exhibit B. ICS will distribute Samples by mail or common carrier. ICS’s obligation to perform Services is conditioned on the Company’s performance of tasks as specified under Exhibit B.

3. Re-Labeling of Sample Products. ICS shall perform re-labeling services reasonably requested by Company and consistent with all Requirements of Law. ICS shall ensure that each Sample Product distributed by ICS bears a label that includes one of the following statements: “Sample,” “Not for sale,” or “Professional courtesy package.” ICS shall include on the label of each Sample Product and on the outside container or packaging (if any) an identifying lot or control number that will permit the tracking of the distribution of each unit of Sample Product.

4. Recipients. For purposes of sending samples the Company will, from time to time, provide ICS with a current and accurate list of recipients authorized to receive Sample Products (“Recipients”), including additions, corrections, and deletions. At a minimum, the list will include the name and ship-to address of each Recipient. ICS will adhere to its standard operating procedures for distribution of Sample Products to Recipients, as well as all Requirements of Law, including without limitation the PDMA, pertaining to distribution of samples to Recipients.

4.1 Physician Recipients. Prior to each delivery of Sample Product by ICS to a Physician Recipient, the Company will provide ICS with a completed sample request form in a form mutually agreed upon by the Parties, which shall be signed by the physician making the request (the “Sample Request Form”). The Sample Request Form will contain the following information:

4.1.1 the applicable state license or authorization number (or DEA number where a controlled substance is requested) for the physician authorized to receive Samples Products;

4.1.2 the name, address, professional title and signature of the physician making the request;

4.1.3 the proprietary or established name and strength of the Sample Product requested;

4.1.4 the amount of Sample Product requested;

4.1.5 the date of the request;

4.1.6 the full names of the Company and ICS; and

4.1.7 any other information required by § 203.30 or other applicable law for the distribution of Sample Products to a physician.

4.2 Pharmacy or Hospital Recipients. Prior to each delivery of Sample Product by ICS to pharmacy or hospital Recipient, the Company will provide ICS with a completed Sample Request Form, which is signed by the physician making the request. The Sample Request Form shall contain all of the information listed in Section 4.1 above and shall also include the name and address of the pharmacy or hospital to which the Sample Product shall be delivered.

5. Receipts for Sample Products. Upon delivery of the Sample Product, ICS shall obtain a receipt that contains the following information:

5.1 Physician Recipient. If the Recipient is a physician, the receipt will include at a minimum: (i) the signature of the physician or the physician’s authorized designee acknowledging delivery of the Sample Product; (ii) the physician’s name, address, professional title; (iii) the proprietary or established name and strength of the Sample Product; (iv) the quantity of the Sample Product delivered; (v) the date of delivery; and (vi) any other information required by law and/or regulation.

5.2 Pharmacy or Hospital Recipients. If the Recipient is a Pharmacy or Hospital, the receipt will include at a minimum: (i) the name and address of the licensed physician requesting the Sample Product; (ii) the name and address of the pharmacy or hospital designated to receive the Sample Product; (iii) the name, address, professional title and signature of the person acknowledging delivery of the Sample Product; (iv) the proprietary or established name and strength of the Sample Product; (v) the quantity of the Sample Product requested; and (vi) the date of delivery.

6. Reconciliation of Sample Product Requests and Receipts; Losses. ICS shall be responsible for reconciling sample requests, receipts and inventory of Sample Products as mutually agreed by the parties and consistent with all Requirements of Law. ICS shall report all discrepancies, thefts and losses involving Sample Products to Company promptly. Company shall develop an appropriate definition for “Significant Loss,” and shall be responsible for determining whether any discrepancy, theft or loss constitutes a Significant Loss. In the event that Company determines that a Significant Loss exists, Company shall notify the FDA of the loss consistent with PDMA requirements.

7. Record Keeping Requirements. The Company and ICS will create and maintain all applicable forms and records required by all Requirements of Law applicable to warehousing and distribution of Samples and Free Goods including PDMA, Rules and Controlled Substance Laws. Prior to the distribution of any Samples or Free Goods, the Company and ICS will identify in a separate written procedure the specific forms and records each will maintain so that distribution of Samples and Free Goods will comply with all Requirements of Law. The Company and ICS will permit the other, upon reasonable advance notice, to audit and inspect all such forms and records it creates or maintains in distributing Samples Products. The Company and ICS will cooperate and assist with, and will provide the other with access to and copies of, such forms and records as may be useful in responding to, regulatory agency inspections or requests for such forms or records.

EXHIBIT F

MARKETING MATERIALS FULFILLMENT SERVICES ( If applicable)

ICS will warehouse and manage distribution of Product and clinical and marketing materials that are sent to the Company's authorized personnel (the “Company Representatives”) on and after the Program Launch Date during the Term as follows:

1.	The Company will develop and provide to ICS all materials for use in the Access Center.

2.	The Company will provide ICS with such bulk clinical and marketing materials in mutually agreeable packaging configuration shrink-wrapped packages designated as one “SKU” (Stock Keeping Unit). Whenever possible, the Company will direct its other vendors to adopt specifications and coding systems that are currently being utilized in ICS’s Facility, with the SKU clearly marked with Product code to be used by ICS.

3.	ICS will charge the Company the fees in Schedule B for the storage of marketing materials.

4.	ICS will ship orders for marketing materials by ground unless otherwise specified in writing by the Company.

5.	Upon prior written approval from the Company, ICS will begin responding to requests for marketing materials, which requests will be directed to ICS by the Company Representatives by facsimile or electronic mail. In addition, ICS will, upon written request of the Company, ship marketing materials to medical conventions, back to the Company or the Company’s Representatives, care givers and other healthcare providers, for fees in Schedule B.

6.	The Company will provide new product specifications as outlined in the “Product Set Up Sheets” to ICS at least five business days prior to product receipt at the warehouse.

7.	The Company will ensure that Product is configured in the minimum order quantity for shipment purposes.

8.	Services not covered under the terms of this Agreement include:

8.1	Any marking required at ICS’s Facility for Product identification purposes; and

8.2	Processing or re-stocking marketing materials returned from trade shows.

8.3	Repackaging of marketing materials to meet ICS configuration requirements.

EXHIBIT G

CONTRACT ADMINISTRATION AND CHARGEBACKS PROCESSING

ICS is licensed to utilize BPI Contracts software developed by BPI Technologies Corporation to provide contract administration and chargeback processing services. ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. Contract Administration. ICS shall enter into the BPI Contracts application key demographic information, membership, and pricing arrangements, as provided by the Company, as negotiated between the Company and its key government and non-government contract accounts, including DOD and VA. ICS shall assist the Company in managing information for such accounts, but shall have no liability for the timeliness, accuracy or reliability of the information provided by the Company under this Section.

2. Chargeback Processing. ICS will process debit memo submissions from wholesalers for wholesaler contract sales pricing reconciliation.

2.1	Reconciliation is based upon verification of the submitted wholesaler data against contract administration data. Results of this verification are:

2.1.1	Reconciliation reporting; and

2.1.2	Credit Memo generation.

2.2	Submissions by wholesalers will be either paper or electronic (EDI).

2.2.1	Paper - Processing time for paper submissions will [***]

2.2.2	EDI - Processing time for EDI submissions will be [***]

2.2.3	These times do not apply to new or newly acquired Products for a period of [***].

3. Rebates. ICS will provide documentation for rebates to be paid by the Company on a quarterly basis. ICS will also provide the Company with reports, in a format agreed upon by the parties, including pricing information for AMP and FAMP reports, and which otherwise allow the Company to monitor purchasing activity by its key accounts.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H

ACCOUNTS RECEIVABLE MANAGEMENT AND CASH APPLICATIONS

ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. ICS will manage all accounts receivable transactions related to the Company managed distribution programs for Product. The Company will establish a lock box at a financial institution of its choosing (the “Financial Institution”). Payments from Customers will be directed to the address of the lock box. The Financial Institution will sweep the lock box daily and deposit payments into the Company’s operating account. The Financial Institution will forward copies of all payment transactions to ICS for cash application purposes. ICS and the Company will jointly determine the following:

1.1	Credit policy

1.2	Class of trade designations

1.3	Terms and conditions

1.4	License requirements

1.5	Dunning process for past due accounts

1.6	Reporting requirements

2. ICS will provide comprehensive accounts receivable management services in conformance with ICS’s standard operating procedures and the Company’s collection policies as they apply to:

2.1	Invoicing (prepare and mail Customer invoices)

2.2	Cash application

2.3	Reconciliation of daily lock box deposits

2.4	Credit hold/release processing

2.5	Change to Customer credit limits per the Company’s approval

Credit reports:

2.5.1.	Experian

2.5.2	D & B

2.6	Return authorization credits

2.7	Credit and re-bills

2.8	Reconciliation of accounts receivable to chargebacks

3. ICS will adhere to state and federally mandated good credit and collection practices established jointly by ICS and the Company such as:

3.1	On-line details of calls

3.2	Call list of past due invoices

3.3	Past due reminder letters

3.4	Research and collection of unauthorized deductions

3.5	The Company approved write-offs

EXHIBIT I

FINANCIAL MANAGEMENT SERVICES

ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. ICS will provide monthly reconciliation of all financial transactions related to the Company managed distribution program for Product as follows:

1.1	Month end close

1.2	Reconciliation of cash, cash discounts and accounts receivable

1.3	Inventory roll over

1.4	Reconciliation of inventory adjustments

1.5	Reconciliation of goods received

1.6	Reconciliation of sales and cost of goods sold

1.7	Reconciliation of returns and cost of goods returns

2. ICS will provide on a monthly basis (or other agreed upon period), the following financial reports:

2.1	Trial Balance

2.2	Cash Application Summary

2.3	Accounts Receivable Reports

2.4	Inventory Reports

2.5	Sales Reports

2.6	Cash Discounts Report

EXHIBIT J

IT SERVICES

ICS shall perform the following Services on and after the Program Launch Date during the Term of the Agreement:

1. Application Software. ICS shall maintain a license to utilize ERP software developed by International Business Systems to provide Distribution and Financial Services to the Company.

2. Access. ICS shall ensure that access to the DataMart will be available to the Company Monday through Friday from 7:00 a.m. – 7:00 p.m. (Central) except for those holidays recognized by ICS (“Holidays”), a listing of which will be mutually agreed to by the Company and ICS. ICS will contact the Company with reasonable notice of any non-availability of the DataMart due to routine or non-routine system maintenance undertaken by ICS. “DataMart” shall be defined as the repository of information available to ICS regarding Products and related standard reports, including but not limited to daily inventory reports and inventory adjustments.

3. On-Call Support. ICS shall maintain an on-call support line for answering Company questions, receiving requests for correction of errors and providing consulting services relative to the functionality and usage of the DataMart. The support line will be available from 8:30 a.m. – 5:00 p.m. (Central) except for Holidays.

4. Training. ICS shall provide user documentation and training for DataMart through data dictionaries of DataMart; provided, however, that ICS shall have no obligation to provide Crystal Training and licenses to utilize crystal reports to the Company.

5. Back-Ups. ICS shall perform back-up of all the Company transactions at the end of each working day. Such back-up will be performed at a scheduled time each day and will use an IBM utility product to copy all ICS’s the Company data on a media selected by ICS.

6. Data Management and Reporting. ICS shall provide the Company with standard reports as may be reasonably requested by the Company from time to time. ICS has also developed a set of standard data file extracts that cover distribution and financial activity. Frequency for report or data file creation is in part based on functional requirement but may be daily, weekly, monthly or on demand. If customization is needed, the Company and ICS will jointly and reasonably determine the data elements and formats to be included in custom reports, as well as their frequency and data files. Mutually agreed-upon standard reports and files are included in the pricing provided under this Agreement. Additional charges will apply to special reports and data files created based upon hourly programming charges as listed in Schedule B for creation of specialized reports. The Company will be responsible for hardware or software costs directly and for fees listed in Schedule B.

7. Transfer Protocol. ICS will make available to the Company data in the form of electronic files on a detail or summary basis that reflects the operational activity in the Company’s DataMart or CARS/IS environment. The frequency of the data file availability may be event based, daily, weekly or monthly. Certain timing restrictions apply based on type of data. Conversely ICS will receive files from the Company for the purpose of file building, file maintenance or order processing. The data may be delivered in one of four methods: 1) Cyclone Encrypted or PGP encrypted, 2) Secure Website, 3) E-mail (emergency only) or 4) Electronic Data Interchange:

8. System Disaster Recovery. ICS shall maintain in place disaster-relief plans consisting of disaster recovery procedures, telecommunications switch over during disaster or emergency period, and AS/400 System switch over during disaster or emergency period (collectively, “Disaster Plans”). ICS will maintain the Disaster Plans during the Term.